                                                                      EXHIBIT 99

         SUPPLEMENTARY DATA


As of and for the Three and Nine Months Ended September 30,1998

1) CONDENSED BALANCE SHEETS (UNAUDITED):

                                                           SEPTEMBER 30,              DECEMBER 31,
ASSETS                                                          1998                   1997   (1)
                                                        --------------------      --------------------
Cash and cash equivalents                                      $ 32,506,291              $ 18,668,703
Finance receivables                                             389,684,700               250,688,138
Less:
   Allowance for losses on receivables                            5,254,424                 2,654,114
   Unearned fees                                                  3,505,985                 3,161,237
                                                       --------------------       -------------------
         Net finance receivables                                380,924,291               244,872,787
Deferred income taxes                                             1,850,525                 1,041,520
Property and equipment, net                                       1,468,262                   416,284
Goodwill                                                          1,607,777                 1,740,097
Investments in affiliates                                        11,334,647                   767,244
Investment securities                                            10,390,315                 1,442,814
Due from affilitates                                              5,805,276
Prepaid expenses and other assets                                 3,797,221                 3,405,497
                                                       --------------------       -------------------
         Total assets                                          $449,684,605              $272,354,946
                                                       ====================       ===================

LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                                 $ 35,500,000              $ 40,157,180
Commercial paper facility                                       125,284,463               101,179,354
Warehouse facility                                               30,549,160                27,932,520
Client holdbacks                                                  4,194,437                 6,173,260
Accounts payable to clients                                         393,799                   834,367
Income taxes payable                                              1,784,586                 5,138,144
Accounts payable and accrued expenses                             5,853,809                 2,217,947
Notes payable                                                     3,648,144                   115,286
Accrued interest                                                    858,039                   776,700
                                                       --------------------       -------------------
         Total liabilities                                      208,066,437               184,524,758

Stockholders' equity
   Preferred stock, par value $.01 per share;
     10,000,000 shares authorized; none outstanding
   Common stock, par value $.01 per share;
      60,000,000 shares authorized;
     13,405,177 and 9,670,291 shares
     issued and outstanding respectively                            134,052                    96,703
   Paid-in-capital                                              219,579,086                79,784,045
   Retained earnings                                             21,905,030                 7,949,440
                                                       --------------------       -------------------
         Total stockholders' equity                             241,618,168                87,830,188
                                                       --------------------       -------------------
         Total liabilities and equity                          $449,684,605              $272,354,946
                                                       ====================       ===================

(1) The balance sheet as of December 31,1997 has been derived from audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                                               AS OF SEPT. 30,         AS OF DEC. 31,          AS OF SEPT 30,
                                                    1998                    1997                    1997
                                             ------------------------------------------------------------------
Finance Receivables:
             Accounts Receivable Program          $262,052,365   67%    $185,727,628   74%    $172,170,799   79%
             STL Program                           127,632,335   33%    $ 64,960,510   26%      46,331,153   21%
                                             ------------------------------------------------------------------
             Total                                $389,684,700  100%    $250,688,138  100%    $218,501,952  100%
                                             ==================================================================
Allowance for losses on receivables               $  5,254,424          $  2,654,114          $  2,343,992
                                             =================         =============          ============
Total Assets                                      $449,684,605          $272,354,946          $236,832,950
                                             =================         =============          ============

Debt
             Line of Credit                       $ 35,500,000   19%    $ 40,157,180   24%    $ 26,203,662   19%
             Commercial Paper Facility             125,284,463   65%     101,179,354   60%      84,914,287   63%
             Warehouse Facility                     30,549,160   16%      27,932,520   16%      23,721,720   18%
                                             ------------------------------------------------------------------
             Total                                $191,333,623  100%    $169,269,054  100%    $134,839,669  100%
                                             ==================================================================

Total Liabilities                                 $208,066,437          $184,524,758          $151,982,838
                                             =================         =============          ============
Client Holdbacks                                  $  4,194,437          $  6,173,260          $ 10,304,490
                                             =================         =============          ============
Total Debt                                        $191,333,623   44%    $169,269,054   66%    $134,839,669   61%
Total Stockholders' Equity                         241,618,168   56%      87,830,188   34%      84,850,112   39%
                                             ------------------------------------------------------------------
Capitalization                                    $432,951,791  100%    $257,099,242  100%    $219,689,781  100%
                                             ==================================================================
Book Value Per Share                              $      18.02          $       9.08          $       8.78
                                             =================         =============          ============

Note:  See attached Balance Sheets for additional information



3) CONDENSED STATEMENTS OF INCOME

                                                        FOR THE QUARTER                             FOR THE NINE MONTHS
                                                       ENDED SEPTEMBER 30,                          ENDED SEPTEMBER 30,
                                          -------------------------------------------     -------------------------------------
                                                   1998                    1997                  1998                1997
                                          ---------------------     -----------------     -----------------     ---------------
Fee and interest income
     Fee and interest income from finance
     receivables..........................         $ 14,570,561          $  7,740,139          $ 41,924,382         $17,689,014
     Other interest income................              199,683                93,299               648,056             211,734
                                          ---------------------     -----------------     -----------------     ---------------

         Total fee and interest income....           14,770,244             7,833,438            42,572,438          17,900,748

Interest expense..........................            3,173,511             1,984,344             9,843,851           5,086,069
                                          ---------------------     -----------------     -----------------     ---------------

         Net fee and interest income......           11,596,733             5,849,094            32,728,587          12,814,679
Provision for losses on receivables.......              393,737               605,000             2,600,309           1,005,000
                                          ---------------------     -----------------     -----------------     ---------------

         Net fee and interest income
         after provision for losses
         on receivables...................           11,202,996             5,244,094            30,128,278          11,809,679
Asset management income...................              673,834                                     987,102
                                          ---------------------     -----------------     -----------------     ---------------

             Operating income.............           11,876,830             5,244,094            31,115,380          11,809,679
Operating expenses........................            3,929,477             1,672,075             9,709,425           4,961,459
Other income..............................              978,942               418,439             2,046,996           1,110,126
                                          ---------------------     -----------------     -----------------     ---------------
Income before income taxes................            8,926,295             3,990,458            23,452,951           7,958,346

Income taxes..............................            3,582,812             1,532,034             9,395,437           2,929,079
                                          ---------------------     -----------------     -----------------     ---------------

Net income................................         $  5,343,483          $  2,458,424          $ 14,057,514         $ 5,029,267
                                          =====================     =================     =================     ===============
Basic earnings per share..................         $       0.40          $       0.25          $       1.14         $      0.67
Weighted average shares outstanding.......           13,404,950             9,665,580            12,368,264           7,554,750

Diluted earnings per share................         $       0.39          $       0.25          $       1.10         $      0.65
Diluted weighted average shares
 outstanding..............................           13,799,457             9,924,765            12,781,423           7,719,101

4)  COMMON SHARES INFORMATION:

                                                   AS OF AND FOR THE       AS OF AND FOR THE       AS OF AND FOR THE
                                                     QUARTER ENDED             YEAR ENDED            QUARTER ENDED
                                                       SEPT. 30,                DEC. 31,               SEPT. 30,
                                                          1998                    1997                    1997
                                                 -------------------       -----------------       -------------------
     Total Shares Outstanding                           13,405,177                 9,670,291                 9,669,341

     Weighted Average Shares Outstanding                13,404,950                 8,087,857                 9,665,580

     Diluted Weighted Average Shares
      Outstanding                                       13,799,457                 8,310,111                 9,924,765

5)  SELECTED FINANCIAL DATA:

                                                       AS OF OR FOR THE QUARTER ENDED          AS OF OR FOR THE NINE MONTHS ENDED
                                                                SEPTEMBER 30,                              SEPTEMBER 30,
                                                       1998                      1997             1998                      1997
                                                   ------------------------------------       -----------------------------------
Number of clients being financed (1)                      195                      180              195                     180
Number of loans to clients                                228                      203              228                     203
YIELD STATISTICS:
---------------------------
Yield on finance receivables                            16.55%                   17.57%           17.08%                  16.85%
Yield on Accounts Receivable Program                    15.45%                   16.91%           16.88%                  16.60%
 receivables
Yield on STL Program  receivables                       19.05%                   18.21%           17.56%                  16.92%
FINANCE SPREAD AND MARGIN:
-------------------------------------------
Average yield on finance receivables                    16.55%                   17.57%           17.08%                  16.85%
Average cost of debt                                     8.20%                    8.25%            8.25%                   8.55%
                                                   -----------              -----------       ----------              ----------
Net fee and interest spread                              8.35%                    9.32%            8.83%                   8.30%
Net fee and interest margin                             12.95%                   13.19%           13.07%                  12.06%
YEAR-TO-YEAR GROWTH STATISTICS:
-------------------------------------------
Finance Receivables                                     78.34%                  174.61%           78.34%                 174.61%
Fee and interest income                                 88.55%                  150.75%           37.82%                 115.98%
Net income (1996 data pro forma)                       117.35%                  200.33%           79.51%                 152.89%
Diluted earnings per share (1996 data pro               56.32%                   79.70%           68.81%                  94.55%
 forma)
OTHER OPERATING STATISTICS:
-------------------------------------------
Return on average working assets                         6.07%                    5.43%            5.73%                   4.73%
Finance receivable turnover ratio (# times)               2.3                      2.7              2.4                     2.7
Allowance for losses as a percentage of
  finance receivables                                    1.35%                    1.07%            1.35%                   1.07%
Total operating expenses as a percentage
  of average earning assets (2)                          3.74%                    3.70%            3.53%                   4.67%
Efficiency ratio (3)                                    23.72%                   21.35%           21.68%                  27.72%
Leverage ratio (debt/equity)                             0.79                     1.59             0.79                    1.59
Equity/Assets                                           53.73%                   35.83%           53.73%                  35.83%

(1) Includes 58 and 82 clients who were affiliates of one or more clients in 1998 and 1997, respectively.

(2) Operating expenses are net of REIT Management expenses.

(3) Period to date operating expenses/total fee and interest income plus asset management income.

          1998 expenses exclude certain one time non recurring expenses